Exhibit 10.13

Edwards Lifesciences Corporation
Long-Term Stock Incentive Compensation Program
Global Performance-Based Restricted Stock Unit Award Agreement

THIS AGREEMENT, including any appendix for the Participant’s country (the “Appendix”) and the Performance-Based Restricted Stock Unit Statement attached to the front of this agreement (the “Statement”), sets forth the terms and conditions of the performance-based restricted stock unit award (the “PRSU”) granted by Edwards Lifesciences Corporation, a Delaware corporation (the “Company”), to the Participant named on the Statement, pursuant to the provisions of the Company’s Long-Term Stock Incentive Compensation Program (the “Program”). This agreement, the Appendix and the Statement shall be considered one agreement and are referred to herein as the “Agreement.”
The Program provides additional terms and conditions governing the PRSU and is incorporated herein by reference. If there is any inconsistency between the terms of this Agreement and the terms of the Program, the Program’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Program, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Grant of PRSU. Effective as of the Date of Grant set forth in the Statement, the Company hereby grants to the Participant a PRSU award with respect to the target number of Shares set forth in the Statement (the “Target Award”) in the manner and subject to the terms and conditions of the Program and this Agreement.
The grant of this PRSU to the Participant shall not confer any right to the Participant (or any other Participant) to be granted any Awards in the future under the Program.
2.Vesting of PRSU and Issuance of Shares. Except as may otherwise be provided in Sections 3 and 6 below, the PRSU will vest on the Vesting Date set forth in the Statement, provided the Participant continues to be employed by the Company or one of its Subsidiaries through the Vesting Date and subject to the attainment of certain performance goals set forth in the Statement. Except as expressly provided in Section 4 below, the earned Shares shall be issued to the Participant as soon as practicable (and in all events within sixty (60) days) after the Vesting Date, subject to satisfaction of all Tax-Related Items (as defined in Section 13 below) and to the provisions for U.S. taxpayers set forth in Sections 4 and 10 below.
3.Termination of Employment:
(a)By Death or Disability. In the event that, prior to the Vesting Date set forth in the Statement, the Participant ceases to be employed by the Company or one of its Subsidiaries due to the Participant’s death or Disability, the PRSU shall remain eligible to vest on the Vesting Date (subject to the attainment of the performance goals set forth in the Statement) and, except as expressly provided in Section 6 if a Change in Control occurs during the Performance Period, the Participant shall vest in the number of Shares subject to the PRSU that would otherwise vest based on performance on the Vesting Date.
(b)By Retirement. In the event that, prior to the Vesting Date set forth in the Statement, the Participant ceases to be employed by the Company or one of its Subsidiaries due to the Participant’s Retirement after attaining age fifty-five (55) and with at least ten (10) years of service with the Company or any Subsidiary (“Retirement”), the PRSU shall remain eligible to vest on the Vesting Date (subject to the attainment of the performance goals set forth in the Statement) and, except as expressly provided in Section 6 if a Change in Control occurs during the Performance Period, the Participant shall vest in a pro-rated portion of the Shares subject to the PRSU that would otherwise vest based on performance on the Vesting Date, with the pro-rated portion based on the Participant’s whole months of service with the Company or any Subsidiary during the Performance Period prior to the date of such Retirement; provided that a partial month of employment will be considered a whole “month of service” for purposes of this Agreement only if the Participant was employed by the Company or any Subsidiary for at least fifteen (15) days during such month. Any portion of the PRSU that remains unvested on the Vesting Date (after giving effect to such pro-ration) shall be considered to have terminated on the Vesting Date.
(c)For Other Reasons. Subject to Section 6, the entire PRSU award shall immediately terminate and be forfeited to the Company as of the date of the Participant’s termination of employment with the Company or any Subsidiary prior to the Vesting Date for any reason other than one of the reasons expressly covered by Sections 3(a) and 3(b).
(d)Transfer. For the purposes of this Agreement, a transfer of the Participant’s employment between the Company and any Subsidiary (or between Subsidiaries) shall not be deemed a termination of employment. For purposes of this Agreement, if the Participant is employed by an entity that constitutes a Subsidiary and that entity ceases (as a result of a sale of equity interests in the entity, a spin-off, or otherwise) to constitute a Subsidiary, the Participant will be considered to have ceased to be employed by the Company or one of its Subsidiaries as of the date that such entity so ceases to constitute a Subsidiary unless either (x) the Participant is employed immediately after such transaction or event by the Company or another entity that continues to qualify as a Subsidiary or (y) the entity that is sold, spun-off or otherwise divested and ceases to constitute a Subsidiary (or a successor or a direct or indirect parent of such entity or such a successor) assumes the PRSU award in connection with such transaction.
4.Issuance of Shares for RSUs Subject to Code Section 409A. This Section 4 applies only to the extent that the Participant is a U.S. taxpayer and the RSUs are treated as deferred compensation under Code Section 409A. Except as provided in this Section 4, the Shares that vest pursuant to the terms of this Agreement will be issued on or within sixty (60) days after the Vesting Date. If this Section 4 applies, the following rules set forth in Sections 4(a) and (b) also apply notwithstanding any provision to the contrary in this Agreement.
(a)Change in Control. If this PRSU is terminated pursuant to Section 6(c) hereof in connection with a 409A Change in Control, any vested Shares hereunder shall be issued or distributed in accordance with the plan-termination rules set forth in Treasury Regulation Section 1.409A-3(j)(4)(ix) or, in the event the Company is not able to make issuance or distribution in accordance with such regulation, shall be issued or distributed on or within thirty (30) days following the Vesting Date. In the event that any issuance of vested Shares is delayed until after a 409A Change in Control, instead of the issuance of Shares, such portion of the RSU shall be settled in cash in an amount equal to the Fair Market Value of such vested Shares, determined as of the date of the 409A Change in Control.
(b)Employment Taxes. In the event the employee portion of the U.S. federal, state and local employment taxes required to be withheld by the Company (the “Employment Taxes”) becomes due in a calendar year that precedes the year in which the Vesting Date occurs, the Participant shall, on or before the last business day of the calendar year in which the Employment Taxes become due, deliver to the Company a check payable to its order in the dollar amount equal to the Employment Taxes required to be withheld with respect to those Shares. Alternatively, the Company is vested with the authority, in its sole discretion, to collect the Employment Taxes from the Participant by any of the other methods authorized in Section 13 hereof.
5.No Fractional Shares. In no event shall any fractional Shares subject to the PRSU be issued. Accordingly, the total number of Shares to be issued at the time this PRSU vests (if any) shall, to the extent necessary, be rounded down to the next whole Share in order to avoid the issuance of a fractional share.
6.Change in Control.
(a)Change in Control During the Performance Period. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company during the Performance Period, the following provisions shall apply:
(i)    If the Participant’s employment with the Company or any of its Subsidiaries continues through the Vesting Date, the Participant shall vest in 100% of the Target Award set forth in the Statement. Except as expressly provided below in this Section 6, the entire PRSU award shall immediately terminate and be forfeited to the Company if the Participant’s employment with the Company or any Subsidiary terminates prior to the Vesting Date.
(ii)    If the Participant’s employment with the Company or any Subsidiary terminates at any time prior to the Vesting Date (whether before or after the Change in Control) due to the Participant’s death or Disability, the vesting provided for in Section 3(a) shall be based on the Target Award set forth in the Statement. If the Participant’s employment with the Company or any Subsidiary terminates at any time prior to the Vesting Date (whether before or after the Change in Control) due to the Participant’s Retirement, the pro-rata vesting provided for in Section 3(b) shall be based on the Target Award set forth in the Statement.
(iii)    If, at any time during the Protected Period and prior to the Vesting Date, the Participant ceases to be employed by the Company or one of its Subsidiaries and such termination is the result of (x) a termination of employment either by the Company or such Subsidiary without Cause or by the Participant for Good Reason, and (y) the Participant is entitled to receive (and the Participant satisfies any applicable conditions for) Separation Benefits under the CIC Agreement in connection with such termination of employment, the Participant shall vest in the Target Award set forth in the Statement.
(b)Change in Control After the Performance Period. In the event of a Change in Control of the Company after the Performance Period and prior to the Vesting Date, the vesting of the PRSU shall be determined based on the attainment of the performance goals set forth in the Statement and the applicable termination of employment rules set forth in Section 3; provided, however, that if, at any time during the Protected Period and prior to the Vesting Date, the Participant ceases to be employed by the Company or one of its Subsidiaries and such termination is the result of (x) a termination of employment either by the Company or such Subsidiary without Cause or by the Participant for Good Reason, and (y) the Participant is entitled to receive (and the Participant satisfies any applicable conditions for) Separation Benefits under the CIC Agreement in connection with such termination of employment, the Participant shall vest in the number of Shares subject to the PRSU that would otherwise vest based on performance on the Vesting Date.
(c)Possible Acceleration on 409A Change in Control. Notwithstanding anything to the contrary in this Agreement or in the Program, if a 409A Change in Control occurs, the Board or the Committee may provide for either (i) the assumption, substitution or exchange of this PRSU by the acquiring or successor entity (or a parent thereof) based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Shares upon or in respect of such event, or (ii) the termination of this PRSU upon such event (in each case, after giving effect to any applicable vesting provisions herein); provided, however, that if this PRSU will terminate upon such event as provided in clause (ii) and the Participant’s employment with the Company or any of its Subsidiaries continues through such event, the vesting of the PRSU will be determined hereunder as though the Participant’s employment had continued through the Vesting Date.
(d)Application of Other Agreements. For purposes of clarity, the accelerated vesting and any alternative timing of payment provisions provided in Article 13 of the Program and Section 2.3(e) of the CIC Agreement shall not apply to this PRSU.
(e)Certain Terminations Prior to Change in Control. If the Participant’s employment terminates prior to a Change in Control in the circumstances contemplated by Section 6(a)(iii) or Section 6(b), this PRSU shall (i) remain outstanding and unvested for a period of six (6) months following such termination of employment and, should a Change in Control occur during such six-month period, shall vest as provided in Section 6(a)(iii) or 6(b), as applicable; and (B) terminate and be forfeited at the end of such six-month period should no Change in Control occur during such six-month period.
(f)Definitions. For purposes of this Agreement and notwithstanding any to the contrary in the Program, the following definitions shall apply:
(i)    “409A Change in Control” means a Change in Control; provided, however, that a transaction shall not constitute a 409A Change in Control unless it is a “change in the ownership or effective control” of the Company, or a change “in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
(ii)    “CIC Agreement” means the Change-in-Control Severance Agreement between the Participant and the Company as in effect on the Date of Grant and as it may thereafter be amended from time to time.
(iii)    The terms “Cause”, “Change in Control”, “Good Reason”, “Protected Period”, and “Separation Benefits” have the respective meanings ascribed to such terms in the CIC Agreement.
7.Notice of Termination. Any termination of the Participant’s employment by the Company for Cause or by the Participant for Good Reason shall be communicated by a written notice to the other party indicating the specific termination provision in this Agreement relied upon, and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated.
8.Restrictions on Transfer. This PRSU may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution applicable to the Participant.
9.Recapitalization. In the event of any change in corporate capitalization of the Company, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) of the Company, or any partial or complete liquidation of the Company, the number and class of Shares subject to this PRSU are subject to adjustment by the Committee pursuant to Section 5.4 of the Plan to prevent dilution or enlargement of rights.
10.Section 409A. This Section 10 applies only to the extent that the Participant is a U.S. taxpayer. This Agreement is intended to either be exempt from or comply with the requirements of Section 409A of the Code so as not to subject the Participant to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Participant. This Agreement may be amended at any time, without the consent of any party, to avoid the application of Code Section 409A in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Code Section 409A, but the Company shall not be under any obligation to make any such amendment. Nothing in the Agreement shall provide a basis for any person to take action against the Company or any affiliate based on matters covered by Code Section 409A, including the tax treatment of any amount paid or RSU granted under the Agreement, and neither the Company nor any of its Subsidiaries or affiliates shall under any circumstances have any liability to any Participant or his estate or any other party for any taxes, penalties or interest due on amounts paid or payable under the this Agreement, including taxes, penalties or interest imposed under Code Section 409A.
11.Beneficiary Designation. This Section 11 applies only if the Participant resides in the U.S. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
12.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company until the Participant has obtained an ownership interest in the Shares.
13.Responsibility for Taxes.
(a)Regardless of any action the Company or the Participant’s employer (if different) (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Participant’s participation in the Program that are legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and that such liability may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this PRSU or the underlying Shares, including the grant or vesting of this PRSU, the issuance of Shares, the subsequent sale of any Shares acquired at vesting of the PRSU and the receipt of any dividends; and (2) do not commit and are under no obligation to structure the terms of the grant or any aspect of the PRSU to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable, tax and/or social security contribution withholding event, the Participant shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations with respect to Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to him or her by the Company and/or the Employer or from any equivalent cash payment received upon vesting of the PRSU; or (ii) withholding from the proceeds of the sale of Shares acquired at vesting of the PRSU, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); or (iii) withholding in Shares to be issued upon vesting of the PRSU. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested PRSU, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Participant’s participation in the Program. Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Shares), or, if not refunded, the Participant may seek a refund from the applicable tax authorities. In the event of under-withholding, the Participant may be required to pay additional Tax-Related Items directly to the tax authorities, the Company or the Employer.
(c)Finally, the Participant shall pay to the Company or the Employer any amount of Tax-Related Items and/or Employment Taxes that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Program that cannot be satisfied by the means described in this Section 13. The Company may refuse to issue or deliver Shares or the proceeds of the sale of Shares to the Participant if the Participant fails to comply with Participant’s obligation in connection with the Tax-Related Items and/or Employment Taxes.

14.Continuation of Employment. This Agreement shall not confer upon the Participant any right to continuation of employment with the Employer, nor shall this Agreement interfere in any way with the Employer’s right to terminate the Participant’s employment at any time with or without cause.
15.Miscellaneous.
(a)This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Program, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Program. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to this Award, as it may deem advisable for regulatory compliance, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any state or foreign securities laws applicable to such Shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Program and this Agreement, all of which shall be binding upon the Participant.
(b)The Board may terminate, amend, suspend or modify the Program and the Committee may amend this PRSU at anytime; provided, however, that no such termination, amendment, suspension or modification of the Program or amendment of this Award may in any material way adversely affect the Participant’s rights under this Agreement, without the express consent of the Participant.
(c)The Participant agrees to take all steps necessary to comply with all applicable provisions of U.S. federal, state and foreign securities law in exercising his or her rights under this Agreement.
(d)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)All obligations of the Company under the Program and this Agreement, with respect to this Award, shall, to the extent legally permissible, be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
16.Nature of Grant. In accepting the PRSU, the Participant acknowledges, understands and agrees that:
(a)the Program is established voluntarily by the Company and is discretionary in nature;
(b)the grant of the PRSU by the Company is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(c)all decisions with respect to future Restricted Stock Units grants, if any, will be at the sole discretion of the Company;
(d)the Participant is voluntarily participating in the Program;
(e)the PRSU and any Shares acquired under the Program, and the income from and value of the same, are not part of normal or expected compensation or salary;
(f)unless otherwise agreed with the Company, the PRSU and any Shares acquired under the Program, and the income from and value of the same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Subsidiary or affiliate of the Company;
(g)the PRSU grant and the Participant’s participation in the Program shall not be interpreted to form an employment contract or relationship with the Company or the Employer or any Subsidiary or affiliate of the Company;
(h)the future value of the Shares subject to the PRSU is unknown, indeterminable and cannot be predicted with certainty;
(i)for purposes of the PRSU, the Participant’s employment or other service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Company or the Employer (regardless of the reason for such termination and whether or not later found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any), and unless otherwise provided in this Agreement or decided by the Committee, the Participant’s right to vest in the PRSU under the Program, if any, will terminate effective as of such date and will not be extended by any notice period (e.g., active employment or service would not include a period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any); furthermore, the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the PRSU (including whether the Participant may still be considered to be providing services while on a leave of absence);
(j)for Participants who reside outside the U.S., the following additional provisions shall apply:
(i)the PRSU and any Shares, and the income from and value of the same, acquired under the Program are not intended to replace any pension rights or compensation;
(ii)the PRSU and the underlying Shares, and the income from and value of the same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer and are outside the scope of Participant’s employment agreement, if any; such items shall not be included in or part of any for any calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
(iii)no claim or entitlement to compensation or damages shall arise from forfeiture of the PRSU resulting from termination of the Participant’s employment or other service relationship by the Company or the Employer (regardless of the reason for such termination and whether or not later found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any); and
(iv)neither the Company, the Employer or any Subsidiary or affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the PRSU or of any amounts due to the Participant pursuant to the vesting of the PRSU or the subsequent sale of any Shares acquired upon settlement.
17.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Program, or his or her acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Program before taking any action related to the Program.
18.Data Privacy Notice and Consent. This Section 18 applies if the Participant resides outside the U.S.
(a)Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PRSUs or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purposes of implementing, administering and managing the Program. The legal basis, where required, for the processing of Data is the Participant’s consent.
(b)Stock Plan Administration Service Providers. The Company will transfer Data to Charles Schwab & Co., Inc. (including its affiliated companies) (collectively, “Charles Schwab”), which is assisting the Company with the implementation, administration and management of the Program. The Company may select different or additional service providers in the future and share Data with such other provider(s) serving in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with Charles Schwab, with such agreement being a condition to the ability to participate in the Program.
(c)International Data Transfers. The Company and Charles Schwab are based in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. If the Participant is outside the United States, the Participant should note that his or her country has enacted data privacy laws that are different from the United States. The Company’s legal basis, where required, for the transfer of Data is the Participant’s consent.
(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Program, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This may mean Data is retained until after the Participant’s service relationship has terminated, plus any additional time periods necessary for compliance with law, exercise or defense of legal rights, archiving, back-up and deletion purposes.

(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Program is voluntary, and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant PRSUs or other Awards to the Participant or administer or maintain such Awards.
(f)Data Subject Rights. The Participant may have a number of rights under data privacy laws in the Participant’s jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) inquire whether and what kind of Data the Company holds about the Participant and how it is processed, and to request access or copies of Data the Company processes, (ii) request correction or supplementation of the Data about the Participant that is inaccurate, incomplete or out of date in light of the purposes underlying the processing, (iii) request deletion of Data no longer necessary for the purposes underlying the processing processed based on withdrawn consent, processed for legitimate interests that, in the context of the Participant’s objection, do not prove to be compelling, or processed in non-compliance with applicable legal requirements, (iv) request restrictions on processing of Data, (v) request portability of Data that the Participant has actively or passively provided to the Company (which does not include data derived or inferred from the collected data), where the processing of such Data is based on consent or the Participant’s employment and is carried out by automated means, (vi) object, in certain circumstances, to the processing of Data for legitimate interests, (vii) lodge complaints with competent authorities in the Participant’s jurisdiction and/or (viii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant should contact his or her local human resources representative.
Finally, the Participant understands that the Company may rely on a different basis for the processing or transfer of Data in the future and/or request that the Participant provide another data privacy consent. If applicable, the Participant agrees that upon request of the Company or the Employer, the Participant will provide an executed acknowledgement or data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Participant for the purpose of administering the Participant’s participation in the Program in compliance with the data privacy laws in the Participant’s country, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Program if he or she fails to provide any such consent or agreement requested by the Company and/or the Employer.
19.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
20.Dispute Resolution. The Participant shall have the right and option to elect to have any good faith dispute or controversy arising under or in connection with this Agreement settled by litigation or arbitration. If arbitration is selected, such proceeding shall be conducted by final and binding arbitration before a panel of three (3) arbitrators in accordance with the rules and under the administration of the American Arbitration Association.
21.Governing Law and Venue. To the extent not preempted by U.S. federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, U.S.A.
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award, the Program or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Orange County, California, or the federal courts for the United States for the Central District of California, and no other courts, where this grant is made and/or to be performed.
22.Language. The Participant acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English, as to allow the Participant to understand the terms of this Agreement and any other documents related to the Program. If the Participant has received this Agreement or any other document related to the Program translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
23.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Program by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Program through an online or electronic system established and maintained by the Company or a third party designated by the Company.
24.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country, the broker’s country or the country in which the Shares are listed (if different), which may affect his or her ability to accept or otherwise acquire, sell, attempt to sell or otherwise dispose of, Shares or rights to Shares (e.g., PRSUs) under the Program or rights linked to the value of Shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions, including the United States and the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before possessing inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or otherwise causing them to buy or sell Company securities: “third parties” include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.
25.Foreign Asset/Account, Exchange Control and Tax Reporting. The Participant acknowledges that, depending on his or her country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from his or her participation in the Program, in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Program to the Participant’s country through a designated bank or broker and/or within a certain time after receipt. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal tax, legal and/or financial advisors on this matter.
26.Non-U.S. Countries Additional Terms Appendix. Notwithstanding any provisions in this Agreement, the PRSU shall be subject to any additional terms and conditions for the Participant’s country set forth in the Appendix. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country shall apply to the Participant, to the extent that the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate administration of the Program.
27.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Program, on the PRSU and on any Shares acquired at vesting of the PRSU, to the extent the Company determines it is necessary or advisable to comply with local law or facilitate the administration of the Program, and to require the Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.
28.Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other Participant.
29.Benefit Limit. Notwithstanding anything else contained herein or in the Program to the contrary, in the event that any payments or benefits to which the Participant becomes entitled in accordance with the provisions of this Agreement (or any other agreement with the Company) would otherwise constitute a parachute payment under Code Section 280G(b)(2), then such payments and/or benefits will be subject to reduction to the extent necessary to assure that the Participant receives only the greater of (i) the amount of those payments which would not constitute such a parachute payment or (ii) the amount which yields the Participant the greatest after-tax amount of benefits after taking into account any excise tax imposed under Code Section 4999 on the payments and benefits provided the Participant under this Agreement (or on any other payments or benefits to which the Participant may become entitled in connection with any change in control or ownership of the Company or the subsequent termination of his or her employment with the Company).
    Should a reduction in benefits be required to satisfy the benefit limit of this Section 29, then the portion of any parachute payment otherwise payable in cash to the Participant shall be reduced to the extent necessary to comply with such benefit limit. Should such benefit limit still be exceeded following such reduction, then the number of Shares which would otherwise vest on an accelerated basis under each of the Participant’s Awards (based on the amount of the parachute payment attributable to each such Award under Code Section 280G) shall be reduced to the extent necessary to eliminate such excess, with such reduction to be made in the same chronological order in which those Awards were made.
    In the event there is any disagreement between the Participant and the Company as to whether one or more payments or benefits to which the Participant becomes entitled constitute a parachute payment under Code Section 280G or as to the determination of the present value thereof, such dispute will be resolved as follows:
(a)In the event the Treasury Regulations under Code Section 280G (or applicable judicial decisions) specifically address the status of any such payment or benefit or the method of valuation therefor, the characterization afforded to such payment or benefit by the Regulations (or such decisions) will, together with the applicable valuation methodology, be controlling.
(b)In the event Treasury Regulations (or applicable judicial decisions) do not address the status of any payment in dispute, the matter will be submitted for resolution to independent auditors selected and paid for by the Company.  The resolution reached by the independent auditors will be final and controlling; provided, however, that if in the judgment of the independent auditors, the status of the payment in dispute can be resolved through the obtainment of a private letter ruling from the Internal Revenue Service, a formal and proper request for such ruling will be prepared and submitted by the independent auditors, and the determination made by the Internal Revenue Service in the issued ruling will be controlling.  All expenses incurred in connection with the preparation and submission of the ruling request shall be paid by the Company.

(c)In the event Treasury Regulations (or applicable judicial decisions) do not address the appropriate valuation methodology for any payment in dispute, the present value thereof will, at the independent auditor’s election, be determined through an independent third-party appraisal, and the expenses incurred in obtaining such appraisal shall be paid by the Company.
*    *     *    *
By the Participant’s electronic acceptance of the Agreement and participation in the Program, the Participant agrees that this PRSU is granted under and governed by the terms and conditions of the Program and this Agreement, including the Appendix and the Statement.

Further, by the Participant’s electronic acceptance of the Agreement and participation in the Program, the Participant declares, without limitation, his or her consent to the data processing operations described in this Agreement. The Participant understands and acknowledges that the Participant may withdraw consent at any time with future effect for any or no reason as described in Section 18(e) above.

NON-U.S. COUNTRIES ADDITIONAL TERMS APPENDIX
EDWARDS LIFESCIENCES CORPORATION
GLOBAL PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

Terms and Conditions
This Appendix includes additional terms and conditions that govern the PRSU granted to the Participant under the Program if the Participant resides in any of the non-U.S. countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Program and/or the Agreement.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Program. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2021. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Program because the information may be out of date at the time that the PRSU vests or the Participant sells Shares acquired under the Program.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.
Finally, the Participant understands that if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Date of Grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.
AUSTRIA
Notifications
Exchange Control Information. If the Participant holds Shares acquired under the Program outside of Austria (e.g., in a U.S. brokerage account), a reporting obligation to the Austrian National Bank will apply. An exemption applies if the value of the securities held outside Austria as of December 31 does not exceed €5,000,000 or the value of the securities as of any quarter does not exceed €30,000,000. If the former threshold is exceeded, the annual reporting obligations are imposed, whereas if the latter threshold is exceeded, then quarterly reports must be submitted. The annual reporting date is December 31; the deadline for filing the annual report is January 31 of the following year. If the quarterly reporting is required, the reports must be filed on or before the 15th day of the month following the last day of the quarter.
If the Participant holds cash (e.g., dividends or proceeds from the sale of Shares) outside of Austria (e.g., in a U.S. brokerage or bank account), he or she will be subject to monthly reporting if the transaction volume of all cash accounts abroad is €10,000,000 or greater. In this case, transfers of cash into or out of the cash accounts and the balances of such accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.”
BELGIUM
Notifications
Foreign Asset and Account Reporting. The Participant is required to report any security or bank account (including brokerage accounts) that the Participant maintains outside Belgium on his or her annual tax return. The first time the Participant reports the foreign security and/or bank account on his or her annual income tax return, the Participant will have to provide the National Bank of Belgium with the account number, the name of the bank and the country in which the account was opened in a separate form. The form, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the caption Kredietcentrales / Centrales des crédits. The Participant should consult with his or her personal tax advisor regarding the specific requirements applicable to the Participant.
Annual Securities Accounts Tax. If the value of securities held in a Belgian or foreign securities account exceeds €1 million, a new “annual securities account tax” applies. Belgian residents should consult with their personal tax advisor regarding the new tax.
BRAZIL
Terms and Conditions

Compliance with Law. By accepting the PRSU, the Participant agrees to comply with applicable Brazilian laws and to report and pay any and all Tax-Related Items associated with the vesting of the PRSU and the sale of Shares obtained pursuant to the PRSU.
Labor Law Acknowledgment. By accepting the PRSU, the Participant agrees that he or she is (i) making an investment decision and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.
Further, the Participant acknowledges and agrees that for all legal purposes, (i) any benefits provided to the Participant under the Plan are unrelated to his or her employment or service; (ii) the Plan is not part of the terms and conditions of the Participant’s employment or service; and (iii) the income from the Participant’s participation in the Plan, if any, is not part of his or her remuneration from employment or service.
Notifications
Foreign Asset and Account Reporting. If the Participant holds assets and rights outside Brazil with an aggregate value of US$1,000,000 or more, then the Participant will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights. Assets and rights that must be reported include Shares acquired under the Program. Please note that foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.
Tax on Financial Transaction (IOF). Payments to foreign countries and repatriation of funds into Brazil (including proceeds from the sale of Shares or from cash dividends paid on such Shares) and the conversion of USD into BRL associated with such fund transfers may be subject to the Tax on Financial Transactions. Brazilian residents must comply with any applicable Tax on Financial Transactions arising from participation in the Program. Brazilian residents should consult with their personal tax advisor for additional details.
CANADA
Terms and Conditions
Award Payable Only in Shares. The grant of the PRSU does not provide the Participant with a right to receive a cash payment; the PRSU is payable only in Shares.
Termination of Employment. This provision replaces Section 16(i) of the Agreement.
For purposes of the PRSU, the Participant’s employment or other service relationship will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid, unlawful or in breach of employments laws in the jurisdiction where the Participant is employed or providing services, or the terms of the Participant’s employment or service agreement, if any) as of the earliest of: (1) the date the Participant’s employment or service relationship is terminated; (2) the date the Participant receives notice of termination of his or her employment or service relationship; and (3) the date that the Participant is no longer actively providing services to the Company or the Employer, regardless of any notice period or period of pay in lieu of such notice required under applicable employment law (including, without limitation, statutory law, regulatory law and common law) in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any. If, notwithstanding the foregoing, applicable employment legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in the RSU, if any, will terminate effective as of the last date of the minimum statutory notice period, but the Participant will not earn or be entitled to any pro-rated vesting if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting.
Data Privacy. The following provision will apply if the Participant is a resident of Quebec and supplements Section 18 of the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives, including the broker(s) designated by the Company, to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Program. The Participant further authorizes the Company and any Subsidiary or affiliate and the Program administrator to disclose and discuss the Program with their advisors. The Participant further authorizes the Employer to record such information and to keep such information in the Participant’s employee file.
French Language Provision. The following provision will apply if the Participant is a resident of Quebec:
The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Notification
Securities Law Notice. The Participant is permitted to sell Shares acquired through the Program through the designated broker appointed under the Program, if any, provided the resale of Shares acquired under the Program takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The Company’s Shares are currently listed on the New York Stock Exchange.
Foreign Asset and Account Reporting. Specified foreign property, including Shares acquired under the Program, must be reported on Form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds CAD 100,000 at any time during the year. PRSUs also must be reported--generally at a nil cost--if the $100,000 cost threshold is exceeded because of other specified foreign property the Participant holds. The Form T1135 must be filed by April 30 of the following year. The Participant should consult with his or her personal tax advisor for further details regarding this requirement.
CHINA
Terms and Conditions
Immediate Sale of Shares. This provision supplements Section 2 of the Agreement:
Due to regulatory requirements in the People’s Republic of China (“PRC”), upon the vesting and settlement of the PRSU, the Participant agrees to the immediate sale of any Shares to be issued. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to the Participant in accordance with any applicable exchange control laws and regulations and provided any liability for Tax-Related Items resulting from the vesting of the PRSU has been satisfied.
Exchange Control Requirements. Due to exchange control laws in the PRC, if the Participant is a PRC national, he or she will be required to immediately repatriate the cash proceeds from the sale of the Shares to the PRC. The Participant understands and agrees that such cash proceeds will need to be repatriated to the PRC through a special exchange control account established by the Company, a Subsidiary, or the Employer, and the Participant hereby consents and agrees that any proceeds from the sale of Shares may be transferred to such special account prior to being received by him or her. The cash proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the cash proceeds are paid in U.S. dollars, the Participant acknowledges that he or she will be required to set up a U.S. dollar bank account in China so that the cash proceeds may be delivered to this account. If the cash proceeds are converted to local currency, the Participant acknowledges that the Company is under no obligation to secure any currency conversion rate.
The Participant further understands and agrees that there will be a delay between the date the Shares are sold and the date the cash proceeds are distributed to the Participant. The Participant also understands and agrees that the Company is not responsible for any currency fluctuation that may occur between the date the Shares are sold and the date the cash proceeds are distributed to the Participant.
The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC.
COLOMBIA
Terms and Conditions
Labor Law Acknowledgment. This provision supplements the acknowledgment contained in Section 16 of the Agreement:
The Participant acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the Program and related benefits do not constitute a component of his or her “salary” for any legal purpose.
Notifications
Securities Law Information. The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in the Program, the Agreement or any other document evidencing the grant of the PRSU shall be construed as the making of a public offer of securities in Colombia.
Exchange Control Information. Investments in assets located outside Colombia (including Shares) are subject to registration with the Central Bank (Banco de la República). Further, the Participant must repatriate any proceeds from the sale of Shares or any cash dividends paid on such Shares through the Colombian foreign exchange market (i.e., local Colombian banks). The Participant is responsible for complying with any and all Colombian foreign exchange restrictions, approvals and reporting requirements in connection with the PRSU and any Shares acquired or funds received under the Program. The Participant should consult with his or her personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset / Account Tax Reporting Information. The Participant must file an annual informative return with the Colombian Tax Office detailing any assets (e.g. Shares) held abroad. If the individual value of any of these assets exceeds a certain threshold, the Participant must describe each asset and indicate the jurisdiction in which it is located, its nature and its value.
COSTA RICA
There are no country-specific provisions.
CZECH REPUBLIC
Notifications
Exchange Control Information. The Czech National Bank may require the Participant to fulfill certain notification duties in relation to the PRSU and the opening and maintenance of a foreign account (e.g., the Participant may be required to report foreign direct investments, financial credits from abroad, investment in foreign securities and associated collections and payments). However, because exchange control regulations change frequently and without notice, the Participant should consult the Participant’s personal legal advisor prior to the vesting of the PRSU to ensure compliance with current regulations. It is the Participant’s responsibility to comply with applicable exchange control laws.
DENMARK
Terms and Conditions
Stock Option Act. The Participant acknowledges that he or she has received an Employer Statement in Danish, which sets forth the additional terms of the PRSU to the extent that the Danish Stock Option Act applies.
Notifications
Exchange Control Information. If the Participant establishes an account holding Shares or cash outside Denmark, he or she may be required to report the account to the Danish Tax Administration as part of his or her annual tax return under the section on foreign affairs and income.
DOMINICAN REPUBLIC
There are no country-specific provisions.
FINLAND
There are no country-specific provisions.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If the Participant makes or receives a cross-border payment in excess of €12,500 (e.g., repatriation of proceeds from the sale of Shares acquired under the Program), he or she must report the payment to the German Federal Bank electronically using the “General Statistics Reporting Portal” available via the Bank’s website (www.bundesbank.de). If required, the report must be filed by the 5th day of the month following the month in which the payment occurred.
Foreign Account and Asset Reporting. If the Participant’s acquisition of Shares under the Program leads to a so-called “qualified participation” at any point during the calendar year, the Participant will need to report the acquisition of Shares when the Participant files his or her tax return for the relevant year. A qualified participation occurs only if (i) the Participant owns 1% or more of the Company and the value of the Shares acquired exceeds €150,000 or (ii) the Shares held exceed 10% of the Company’s total common stock. The Participant should consult with the Participant’s personal tax advisor to ensure he or she complies with applicable reporting obligations.
GREECE
There are no country-specific provisions.
INDIA

Notifications
Exchange Control Information. The Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Program to India within the required time period specified under applicable exchange control regulations in India. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.
Foreign Account and Asset Reporting. The Participant is required to declare any foreign bank accounts and assets (including Shares acquired under the Program) on his or her annual tax return. The Participant should consult with his or her personal tax advisor to ensure compliance with applicable reporting obligations.
IRELAND
There are no country-specific provisions.
ISRAEL
Terms and Conditions
Securities Law Exemption. An exemption from the requirement to file a prospectus with respect to the Program has been granted to the Company by the Israeli Securities Authority under Section 15D of the Securities Law, 1968. Copies of the Program and Form S-8 registration statement for the Program filed with the United States Securities and Exchange Commission are available free of charge upon request at the Participant’s local HR department.
The following provisions apply to Participants who are in Israel on the Date of Grant.
Trustee Arrangement. The Participant acknowledges and agrees that the PRSU is granted under the Israeli Subplan to the Program and shall be allocated under the provisions of the track referred to as the “Capital Gains Track” pursuant to Sections 102(b) and 102(b)(3) of the Israel Income Tax Ordinance [New Version], 1961 and shall be held by the trustee engaged by the Company (the “Trustee”) for the 24 month period from the Date or Grant or such other period as required under Section 102 (the “Holding Period”).
The Participant hereby declares that:
1.Participant understands the provisions of Section 102 and the applicable tax track of this grant of PRSUs.
2.Subject to the provisions of Section 102, the Participant hereby confirms that the Participant shall not sell and/or transfer the PRSU, or any Shares or additional rights associated with the PRSU, before the end of the Holding Period. In the event that Participant elects to sell or release the Shares or additional rights, as the case may be, prior to the expiration of the Holding Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Participant.
3.The Participant understands that this grant of the PRSU is conditioned upon the receipt of all required approvals from Israeli tax authorities.
4.The Participant agrees to be bound by the provisions of the trust agreement with the Trustee.
The Participant hereby confirms that he or she has: (i) read and understands this Agreement; (ii) received all the clarifications and explanations that he or she has requested; and (iii) had the opportunity to consult with his or her advisers before accepting this Agreement.
Written Acceptance. IMPORTANT: If the Participant has not already executed a Section 102 Capital Gains Track Grant Consent (“Consent”) in connection with grants made under the Israeli Subplan to the Program, the Participant must print, sign and deliver the Consent within 45 days to Altshuler Shaham Investment House at the following address and the attention of: Olga Pitzik, Account Manager, Altshuler Shaham Investment House, 19A Habarzel St., Ramat Hachayal, Tel Aviv 6971026 or Adi Waisbard, Edwards Lifesciences (Israel) Ltd. If the signed Consent is not received at the above address within 45 days, the PRSU shall not qualify for favorable tax treatment.
The following provision applies only to Participants who transfer into Israel after the Date of Grant.
Immediate Sale of Shares. This provision supplements Section 2 of the Agreement:
To ensure proper withholding of Tax-Related Items, upon the vesting and settlement of the PRSU, the Participant agrees to the immediate sale of any Shares to be issued. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on the Participant’s behalf pursuant to this authorization), and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less Tax-Related Items and any brokerage fees or commissions, to the Participant. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price.
ITALY
Terms and Conditions
Grant Terms Acknowledgment. By accepting the PRSU, the Participant acknowledges that the Participant has received a copy of the Program and the Agreement and has reviewed the Program and the Agreement, including this Appendix, in their entirety and fully understands and accepts all provisions of the Program and this Agreement, including the Appendix. The Participant further acknowledges having read and specifically approves the following sections of the Agreement: Section 13 (Responsibility for Taxes), Section 15 (Miscellaneous), Section 16 (Nature of Grant), Section 18 (Data Privacy Notice and Consent), Section 21 (Governing Law and Venue) and Section 27 (Imposition of Other Requirements).
Notifications
Foreign Asset and Account Reporting. To the extent the Participant holds investments abroad or foreign financial assets that may generate taxable income in Italy (such as Shares acquired under the Program) during the calendar year, the Participant is required to report them on his or her annual tax return (UNICO Form, RW Schedule), or on a special form if no tax return is due and pay the foreign financial assets tax. The tax is assessed at the end of the calendar year or on the last day the shares are held (in such case, or when shares are acquired during the course of the year, the tax is levied in proportion to the number of days the shares are held over the calendar year). No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold.
JAPAN
Notifications
Foreign Asset and Account Reporting. If the Participant holds assets outside of Japan with a value exceeding ¥50,000,000 (as of December 31 each year), he or she is required to comply annual tax reporting obligations with respect to such assets. The Participant should consult with his or her personal tax advisor to ensure that he or she is properly complying with applicable reporting obligations.
KOREA
Notifications
Foreign Asset and Account Reporting. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) they hold in any foreign country that does not enter into an “inter-governmental agreement for automatic exchange of tax information” with Korea, to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year. Korean residents should consult their personal tax advisor to determine their personal reporting obligations.
MEXICO
Terms and Conditions
Labor Law Acknowledgement. In accepting the PRSU, the Participant expressly recognizes that the Company with registered offices at One Edwards Way, Irvine, California 92614, U.S.A., is solely responsible for the administration of the Program and that his or her participation in the Program and acquisition of Shares does not constitute an employment relationship between the Participant and the Company since the Participant is participating in the Program on a wholly commercial basis and his or her sole Employer is Edwards Lifesciences México S.A. de C.V. (“Edwards Mexico”) with registered offices at Av. Insurgentes Sur 1431 Piso 15 – Oficina 1502, Col. Insurgentes Mixcoac, Benito Juárez, Ciudad de México - C.P. 03920. Based on the foregoing, the Participant expressly recognizes that the Program and the benefits that the Participant may derive from participating in the Program do not establish any rights between the Participant and the Employer, Edwards Mexico, and do not form part of the employment conditions and/or benefits provided by Edwards Mexico and any modification of the Program or its termination shall not constitute a change or impairment of the terms and conditions of his or her employment.
The Participant further understands that his or her participation in the Program is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that the Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Program or the benefits derived under the Program, and the Participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Document Acknowledgment. By accepting the PRSU, the Participant acknowledges that he or she has received a copy of the Program, has reviewed the Program and the Agreement in their entirety and fully understands and accepts all provisions of the Program and the Agreement. In addition, by accepting the PRSU, the Participant acknowledges that he or she has read and specifically and expressly approves the terms and conditions in Section 16 of the Agreement (“Nature of Grant”), in which the following is clearly described and established: (i) participation in the Program does not constitute an acquired right; (ii) the Program and participation in the Program is offered by the Company on a wholly discretionary basis; (iii) participation in the Program is voluntary; and (iv) neither the Company, the Employer nor any Subsidiary is responsible for any decrease in the value of the Shares underlying the PRSU.
Reconocimiento de Ausencia de Relación Laboral y Declaración de la Política
Al aceptar el PRSU, usted expresamente recononce que la Compañía y sus oficinas registradas en One Edwards Way, Irvine, California 92614, U.S.A., es el único responsable de la administración del Program y que su participación en el mismo y la compra de Acciones no constituye de ninguna manera una relación laboral entre usted y la Compañía, toda vez que su participación en el Program deriva únicamente de una relación comercial con Edwards Lifesciences México S.A. de C.V. («Edwards México») y sus oficinas registradas en Av. Insurgentes Sur 1431 Piso 15 – Oficina 1502, Col. Insurgentes Mixcoac, Benito Juárez, Ciudad de México - C.P. 03920. Derivado de lo anterior, usted expresamente reconoce que el Program y los beneficios que pudieran derivar del mismo no establecen ningún derecho entre usted y su Empleador, Edwards México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por Edwards México, y expresamente usted reconoce que cualquier modificación al Program o la terminación del mismo de manera alguna podrá ser interpretada como una modificación de sus condiciones de trabajo.
Asimismo, usted entiende que su participación en el Program es el resultado de una decisión unilateral y discrecional de la Compañía, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o terminar su participación en cualquier momento, sin ninguna responsabilidad hacia usted.
Finalmente, usted manifiesta que no se reserva ninguna acción o derecho que origine una demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Program o de los beneficios derivados del mismo, y en consecuencia usted otorga un amplio y total finiquito a la Compañía, sus afiliadas, sucursales, oficinas de representación, accionistas, directores, agentes y representantes legales con respecto a cualquier demanda que pudiera surgir.
Reconocimiento de Documentos. Al aceptar el PRSU, usted reconoce que ha recibido una copia del Program, que ha revisado el Program y el Acuerdo de Concesión en su totalidad y entiende y acepta los términos del Program y del Acuerdo de Concesión. Adicionalmente, al aceptar los PRSU, el Participante reconoce que ha leído y específica y expresamente aprueba los términos y condiciones del Sección 16 del Acuerdo de Concesión (denominado “Naturaleza de la Concesión”), donde claramente se establece que (i) la participación en el Program no constituye un derecho adquirido, (ii) el Program y la participación en el Program es ofrecido por la Compañía en forma totalmente discresional; (iii) la participación en el Program es voluntaria; y (iv) ni la Compañía ni el Patrón ni su Afiliada es responsable por el decremento en el valor de las acciones de los PRSU.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Notifications
Securities Law Information. Warning: This is an offer of rights to receive Shares upon vesting and settlement of the PRSU subject to the terms of the Program and this Agreement. PRSUs give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid on the Shares.
If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preferred shares have been paid. The Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment.
The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Program.

The Company’s Shares are currently traded on the New York Stock Exchange under the ticker symbol “EW” and Shares acquired under the Program may be sold through this exchange. The Participant may end up selling the Shares at a price that is lower than the value of the Shares when the Participant acquired them. The price will depend on the demand for the Shares.
For information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://ir.edwards.com/investor-relations.
Foreign Asset and Account Reporting. Interests in foreign companies (including Shares acquired under the Plan) must be declared in the annual tax return. The Participant should consult with a personal tax advisor to ensure that he or she is properly complying with applicable reporting requirements in New Zealand.
NORWAY
There are no country-specific provisions.
POLAND
Notifications
Foreign Asset and Account Reporting. Polish residents holding foreign securities (including Shares) and/or maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such transactions or balances (when combined with all other assets held abroad) exceeds PLN 7 million. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter. The reports are filed on special forms available on the website of the National Bank of Poland.
Exchange Control Information. If a Polish resident transfers funds in excess of a specified threshold (currently € 15,000, or PLN 15,000 if such transfer of funds is connected with business activity of an entrepreneur) into or out of Poland, the funds must be transferred via a Polish bank account or financial institution. Polish residents are required to retain the documents connected with a foreign exchange transaction for a period of five years measured from the end of the year in which the relevant transaction occurred.
PORTUGAL
Terms and Conditions
English Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepts and agrees with the terms and conditions established in the Program and the Agreement.
Consentimento de Lingua Inglesa.  O beneficiário pelo presente declara expressamente que tem pleno conhecimento da língua Inglesa e que leu, compreendeu e totalmente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
PUERTO RICO
There are no country-specific provisions.
SINGAPORE
Notifications
Securities Law Notification. The PRSU was granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). Neither the Agreement nor the Program have been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that his or her PRSU is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares underlying the PRSU unless such sale or offer in Singapore is made (i) after six months from the Date of Grant of the PRSU, or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.), or pursuant to, and in accordance with the conditions of, any other applicable provisions of the SFA.
Director Notification. If the Participant is a director, associate director or shadow director of a Singapore Subsidiary or other related company in Singapore, then the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., PRSUs, Shares) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Program). These notifications must be made within two (2) business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant’s interests in the Company or any related company within two (2) business days of becoming a director.
SOUTH AFRICA
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 13 of the Agreement:
By accepting the PRSU, the Participant agrees that, immediately upon vesting and settlement of the PRSU, the Participant will notify the Employer of the amount of any gain realized. The Participant will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.
Notifications
Securities Law Notification. The grant of the PRSU and the Shares issued pursuant to the vesting of the PRSU are considered a small offering under Section 96 of the South Africa Companies Act, 2008 (Act No. 71 of 2008).
Exchange Control Information. To participate in the Program, the Participant must comply with exchange control regulations and rulings in South Africa and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws. Because no transfer of funds from South Africa is required under the PRSU, no filing or reporting requirements should apply when the PRSU is granted or when Shares are issued upon vesting and settlement of the PRSU, nor should the PRSU or the underlying Shares count towards the annual offshore investment limit. However, because the exchange control regulations are subject to change, the Participant should consult the Participant’s personal advisor prior to vesting and settlement of the PRSU to ensure compliance with current regulations.
SPAIN
Terms and Conditions
Nature of Grant. The following provision supplements Section 16 of the Agreement:
By accepting the PRSU, the Participant consents to participation in the Program and acknowledge that the Participant has received a copy of the Program.
The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant PRSUs under the Program to individuals who may be employees of the Company or its Subsidiaries throughout the world. The decision is limited and entered into based upon the express assumption and condition that any PRSUs will not economically or otherwise bind the Company or any parent, Subsidiary or affiliate, including the Employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, the Participant understands that the PRSU is granted on the assumption and condition that the PRSU shall not become part of any employment contract (whether with the Company or any parent, Subsidiary or affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, the Participant understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from the PRSU, which is gratuitous and discretionary, since the future value of the PRSU and the underlying Shares is unknown and unpredictable. The Participant also understands that this grant of PRSUs would not be made but for the assumptions and conditions set forth hereinabove; thus, the Participant understands, acknowledges and freely accepts that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, then the grant of this PRSU shall be null and void.
Further, this PRSU is a conditional right to Shares and can be forfeited in the case of, or affected by, the Participant’s termination of employment. This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates employment due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates employment due to unilateral breach of contract of the Company or any of its Subsidiaries; or (5) the Participant’s employment terminates for any other reason whatsoever, except for Cause. Consequently, upon termination of the Participant’s employment for any of the reasons set forth above, the Participant may automatically lose any rights to the unvested PRSU granted to the Participant as of the date of his or her termination of employment, as described in the Program and the Agreement.
Notifications
Foreign Asset and Account Reporting. To the extent that Spanish residents hold assets (e.g., Shares, cash, etc.) in a bank or brokerage account outside of Spain with a value in excess of €50,000 per type of asset as of December 31 each year, such residents are required to report information on such assets on their tax return for such year. Shares constitute securities for purposes of this requirement, but unvested rights (e.g., PRSUs) are not considered assets for purposes of this requirement.

If applicable, Spanish residents must report the assets on Form 720 by no later than March 31 following the end of the relevant year. After such assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets increases by more than €20,000. Failure to comply with this reporting requirement may result in penalties.
Exchange Control Information. The Participant must declare the acquisition of Shares to the Dirección General de Política Comercial e Inversiones (“DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be made by filing a D-6 form each January for Shares acquired or sold during (or owned by the Participant as of December 31) of the prior year; however, if the value of Shares acquired or sold exceeds €1,502,530, the declaration must also be filed within one month of the acquisition or sale, as applicable.
Spanish residents are also required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, any foreign instruments (including Shares), and any transactions with non-Spanish residents (including any payments of Shares made by the Company) if the value of the transactions during the relevant year or the balances in such accounts and the value of such instruments as of December 31 of the relevant year exceed €1,000,000. Spanish residents should consult with their personal tax and legal advisors to ensure compliance with their personal reporting obligations.
Securities Law Notification. The grant of the PRSU and the Shares issued pursuant to the vesting of the PRSU are considered a private placement outside of the scope of Spanish laws on public offerings and issuances of securities.
SWEDEN
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 13 of the Agreement:
Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 13 of the Agreement, in accepting the grant of the PRSU, the Participant authorizes the Company and/or the Employer to sell or withhold Shares otherwise deliverable to the Participant upon vesting to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Notification. Neither this document nor any other materials relating to the PRSU (1) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (2) may be publicly distributed nor otherwise made available in Switzerland to any person other than an employee of the Company, or (3) have been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss Regulatory Authority, including the Swiss Financial Market Supervisory Authority (FINMA).
TAIWAN
Notifications
Securities Law Notification. The offer of participation in the Program is made only to employees of the Company and its Subsidiaries. The offer of participation in the Program is not a public offer of securities by a Taiwanese company.
Exchange Control Information. The Participant may remit foreign currency in relation to Shares into Taiwan through an authorized foreign exchange bank in an amount up to US$5,000,000 per year. However, if the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank. The Participant should consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Notifications
Exchange Control Information. If the Participant receives funds in connection with the Program (e.g., dividends or sale proceeds) with a value equal to or greater than US$1,000,000 per transaction, the Participant is required to immediately repatriate such funds to Thailand. Any foreign currency repatriated to Thailand must be converted to Thai Baht or deposited into a foreign currency deposit account opened with any commercial bank in Thailand acting as the authorized agent within 360 days from the date the funds are repatriated to Thailand. The Participant is also required to inform the authorized agent of the details of the foreign currency transaction, including his or her identification information and the purpose of the transaction.
If the Participant does not comply with the above obligations, he or she may be subject to penalties by the Bank of Thailand. Because exchange control regulations change frequently and without notice, the Participant should consult with his or her legal advisor before selling any Shares (or receiving any other funds in connection with the Program) to ensure compliance with current regulations. It is the Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Employer will be liable for any fines or penalties resulting from failure to comply with applicable laws.
TURKEY
Notifications
Securities Law Information. Turkish residents are not permitted to sell Shares acquired under the Program in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside of Turkey, under the ticker symbol “EW” and the Shares may be sold through this exchange.
Exchange Control Information. In certain circumstances, Turkish residents are permitted to sell shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Therefore, Turkish residents may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Program. Turkish residents should consult their personal legal advisor before selling any Shares acquired under the Program to confirm the applicability of this requirement.
UNITED ARAB EMIRATES
Notifications
Securities Law Information. Participation in the Program is being offered only to eligible Employees and Contractors and is in the nature of providing equity incentives to Employees and Contractors in the United Arab Emirates. The Program and the Agreement are intended for distribution only to such persons and must not be delivered to, or relied on by, any other person. Prospective acquirers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Program. Neither the Ministry of Economy nor the Dubai Department of Economic Development: (i) have approved the Program or the Agreement; (ii) have taken steps to verify the information set out therein; and (iii) have any responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following supplements Section 13 of the Agreement:
Without limitation to Section 13 of the Agreement, the Participant agrees to be liable for any Tax-Related Items related to his or her participation in the Program and legally applicable to the Participant and hereby covenants to pay any such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (as within the meaning of Section 13(k) of the Exchange Act), the amount of any uncollected income tax not collected within ninety (90) days of the end of the U.K. tax year may constitute a benefit to the Participant on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or Employer for the value of any NICs due on this additional benefit, which may be recovered from the Participant by the Company or the Employer by any of the means referred to in Section 13 of the Agreement.